UNITED STATES	OMB APPROVAL
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Gene Logic Inc.

(Name of Registrant as Specified In Its Charter)

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April 28, 2005

Dear Stockholder:

We are pleased to invite you to the Gene Logic Inc. 2005 Annual Meeting of Stockholders. The meeting will be held on June 2, 2005 at 3:00 p.m. Eastern Time at the Company’s offices located at 708 Quince Orchard Road, Gaithersburg, Maryland 20878.

Enclosed are a notice of matters to be voted on at the meeting, our proxy statement, a proxy card and our 2004 Annual Report to Stockholders.

Whether or not you plan to attend, please vote your shares in one of three ways: via Internet, telephone or mail. Instructions regarding Internet and telephone voting are included on the proxy card. If you choose to vote by mail, please mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. Your proxy may be revoked at any time before it is exercised as explained in the proxy statement.

If you plan to attend the meeting, please bring photo identification for admission. Also, if your shares are held in the name of a broker, bank or other nominee, please bring with you a proxy, letter or account statement (or copy thereof) from your broker, bank or nominee confirming your ownership of Gene Logic stock so that you can be admitted to the meeting. Also, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Sincerely,

J. Stark Thompson, Ph.D.	Mark D. Gessler
Chairman of the Board	Chief Executive Officer and President

GENE LOGIC INC.
610 PROFESSIONAL DRIVE
GAITHERSBURG, MARYLAND 20879

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2005

TO THE STOCKHOLDERS OF GENE LOGIC INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GENE LOGIC INC., a Delaware corporation (the “Company”), will be held on Thursday, June 2, 2005 at 3:00 p.m. Eastern Time at the Company’s offices located at 708 Quince Orchard Road, Gaithersburg, Maryland 20878, for the following purposes:

1.	To elect Frank L. Douglas, M.D., Ph.D., Mark D. Gessler and J. Stark Thompson, Ph.D. as Class II directors to serve for a term of three years.

2.	To approve an Amended and Restated 1997 Non-Employee Directors’ Stock Option Plan, including to increase the aggregate number of shares of common stock authorized for issuance under such plan by 325,000 shares, to provide for specific option grants to the non-executive Chairman of the Board of Directors and to extend the term of the plan.

3.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 8, 2005, as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

F. Dudley Staples, Jr.
Secretary

Gaithersburg, Maryland
April 28, 2005

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. You may also vote by Internet or telephone. (Please see the instructions for Internet and telephone voting on the proxy card). Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

GENE LOGIC INC.
610 Professional Drive
Gaithersburg, Maryland 20879

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

JUNE 2, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of GENE LOGIC INC., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on June 2, 2005, at 3:00 p.m. Eastern Time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s offices located at 708 Quince Orchard Road, Gaithersburg, Maryland 20878. The Company intends to mail this proxy statement and accompanying proxy card on or about April 28, 2005 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock of the Company (“Common Stock”) beneficially owned by others to forward to beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company’s request, Mellon Human Resources and Investor Solutions, L.L.C. for a fee estimated at $6,000. No additional compensation will be paid to directors, officers or other regular employees for these services.

VOTING RIGHTS, OUTSTANDING SHARES AND QUORUM

Only holders of record of Common Stock at the close of business on April 8, 2005 will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on April 8, 2005, the Company had outstanding and entitled to vote 31,739,454 shares of Common Stock. A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum for the Annual Meeting.

Each holder of record of Common Stock on the record date above will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Stockholders entitled to vote at the Annual Meeting may either vote “FOR” the nominees for election as directors or may “WITHHOLD AUTHORITY” for any or all nominees. With respect to the other proposals to be voted upon at the Annual Meeting, stockholders may vote “FOR” or “AGAINST” or may “ABSTAIN” on these proposals. If a stockholder withholds authority to vote with respect to any nominee for director, the shares held by that stockholder will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee. Abstentions from voting on any of the other proposals will be counted as present for purposes of establishing a quorum and will have the same effect as a vote against the proposal. Broker non-votes are counted towards a quorum, but are not considered “entitled to vote” and are not counted for any purpose in determining whether the matters to be voted upon have been approved. A “broker non-vote” occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. The proxy may be revoked by filing with the Secretary of the Company at the Company’s executive offices, 610 Professional Drive, Gaithersburg, Maryland 20879, written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

Pursuant to the rules of the Securities and Exchange Commission (“SEC”), a stockholder who intends to present a proposal at the Company’s 2006 annual meeting of stockholders and who wishes the proposal to be included in the Company’s proxy statement for that meeting must submit the proposal in writing to the Company no later than December 26, 2005. A stockholder who does not wish to follow the SEC rules in proposing a matter for action or nomination for director at next year’s annual meeting and to have such proposal included in the Company’s proxy statement and proxy must submit such proposal or nomination no earlier than the close of business on February 4, 2006 and no later than the close of business on March 6, 2006. Stockholders intending to submit a proposal or nomination for next year’s annual meeting should review the Company’s Amended and Restated Bylaws, which contain the deadlines and other requirements with respect to advance notice of stockholder proposals and director nominations. Stockholders may obtain a copy of the Amended and Restated Bylaws from the Company upon request.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board of Directors is presently composed of seven members. There are three directors in the class whose term of office expires in 2005. Each of the nominees for election to this class is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the 2008 annual meeting of stockholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. The persons nominated for election have agreed to serve if elected, and the Company has no reason to believe the nominees will be unable to serve.

The following table sets forth the names of the Board of Directors’ nominees for election as directors and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person’s age, the periods during which he has served as a director and positions currently held with the Company.

Nominees for a Three-Year Term	Age	Director Since	Expiration of Term	Positions Held with the Company
Frank L. Douglas, M.D., Ph.D.	61	2004	2005	Director
Mark D. Gessler	43	2000	2005	Chief Executive Officer and President
J. Stark Thompson, Ph.D.	63	2002	2005	Chairman of the Board of Directors
Continuing Directors
Charles L. Dimmler III (1)* (2) (3)	63	1996	2006	Director
G. Anthony Gorry, Ph.D. (1) (2)* (3)*	64	1997	2006	Director
Jules Blake, Ph.D. (1) (2) (3)	80	1994	2007	Director
Michael J. Brennan, M.D., Ph.D.	47	1995	2007	Director

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of Corporate Governance and Nominating Committee.

*	Committee Chairman

Set forth below is biographical information for the persons nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A TERM EXPIRING AT THE 2008 ANNUAL MEETING
OF STOCKHOLDERS

Frank L. Douglas, M.D., Ph.D.  has served as a director since November 2004. From prior to March 2000 until his retirement in November 2004, Dr. Douglas served in key management positions within leading, global pharmaceutical companies, including Executive Vice President and Chief Scientific Officer for Aventis Pharma AG (1999–2004), Executive Vice President and Head of Global R&D at Hoechst Marion Roussel (1995–1999), and Executive Vice President of Global R&D for Marion Merrell Dow (1992–1995). Dr. Douglas received a Ph.D. in Physical Chemistry and an M.D. from Cornell University.

Mark D. Gessler  has served as Chief Executive Officer since June 2000 and as President since prior to March 2000. Since March 2000, Mr. Gessler has been a member of our Board of Directors and from April 2001 to November 2004, he served as Chairman of the Board of Directors. Mr. Gessler holds an MBA from the University of Tennessee.

J. Stark Thompson, Ph.D.  has served as Chairman of the Board of Directors since November 2004 and as a director since February 2002. From prior to March 2000 until his retirement in November 2000, Dr. Thompson served as the President, Chief Executive Officer and as a director of Life Technologies, Inc., a developer, manufacturer and supplier of products and services for life science research. Dr. Thompson has a Ph.D. in Physiological Chemistry from Ohio State University.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2006 ANNUAL MEETING
OF STOCKHOLDERS

Charles L. Dimmler III  has served as a director since May 1996. Mr. Dimmler is Managing Principal of Newcastle Harbor, LLC, a private asset management firm specializing in enterprise development in the field of life sciences, since December 2003. From April 2001 to December 2003, Mr. Dimmler served as Chief Investment Officer of H. Lundbeck A/S, a pharmaceutical company listed on the Copenhagen stock exchange. Simultaneously, Mr. Dimmler served as Chief Executive Officer and Chairman of the Board of Directors of Lundbeck, Inc., a wholly owned subsidiary of H. Lundbeck A/S. From prior to March 2000 to September 2001, Mr. Dimmler served as a Managing Director of Burrill & Company, a private merchant banking firm specializing in the life sciences industry. Prior to March 2000, Mr. Dimmler was General Partner of Hambro International Equity Partners and an investment officer of Cross Atlantic Partners Funds.

G. Anthony Gorry, Ph.D.  has served as a director since January 1997. Since prior to March 2000, Dr. Gorry has been the Friedkin Professor of Management and Professor of Computer Science at Rice University, where he also serves as the Director of the Center for Technology in Teaching and Learning. From prior to March 2000 through July 2000, he was Vice President, Information Technology at Rice. Dr. Gorry holds a B.Eng. from Yale University, an M.S. in chemical engineering from the University of California, Berkeley and a Ph.D. in computer science from the Massachusetts Institute of Technology.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2007 ANNUAL MEETING
OF STOCKHOLDERS

Jules Blake, Ph.D. has served as a director since the Company’s inception in September 1994. Prior to his retirement in 1989, Dr. Blake served as Vice President of Research and Development and Vice President, Corporate Scientific Affairs, for Colgate-Palmolive, Inc., a global consumer products company. Dr. Blake holds a Ph.D. in organic chemistry from the University of Pennsylvania.

Michael J. Brennan, M.D., Ph.D. has served as a director since December 1995 and was the Company’s Chairman of the Board of Directors from March 2000 through April 2001. He served as the Company’s Chief Executive Officer from December 1995 to June 2000. Since June 2001, Dr. Brennan has been employed by the Company as its Director of Strategic Initiatives. Since December 2003, Dr. Brennan has been a Managing Director of Coastview Capital, a venture capital firm focused exclusively on life science investments. From September 2000 until April 2003, Dr. Brennan was a General Partner of Oxford Biosciences Partners, a venture capital firm specializing in the financing of early stage healthcare companies. Dr. Brennan received a Ph.D. in neurobiology and an M.D. from the University of Witwatersrand, Johannesburg, South Africa.

CORPORATE GOVERNANCE

Board Committees and Meetings

During 2004, the Board of Directors held 14 meetings. The Board has an Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. During 2004, each Board member participated in 75% or more of the aggregate of the meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member, respectively.

The Board of Directors has determined that a majority of its members are independent directors under the NASDAQ Stock Market’s (“NASDAQ”) new rules for director independence. The independent Directors are Mr. Dimmler and Drs. Blake, Douglas, Gorry and Thompson.

Effective November 9, 2004, the Board of Directors approved an amendment to the Company’s Amended and Restated Bylaws to provide for a non-executive Chairman of the Board and elected Dr. Thompson to serve as the Chairman of the Board. The Chairman of the Board may attend all meetings of the committees of the board as an ex officio, non-voting participant but does not receive a fee for attending such committee meetings.

Audit Committee

The Audit Committee meets with the Company’s independent registered public accounting firm to review the scope, plans and results of the annual audit and to discuss the financial statements and the independent registered public accounting firm’s independence from management of the Company; recommends to the Board the independent registered public accounting firm to be retained; and receives and considers the accountants’ comments as to controls, adequacy of staff and management performance and procedures in connection with the audit. The Audit Committee is composed of three non-employee directors: Mr. Dimmler (Chairman) and Drs. Blake and Gorry. The Board of Directors has determined that Mr. Dimmler is an “audit committee financial expert,” as defined under the rules of the SEC. Each of the members of the Audit Committee is independent under the NASDAQ rules. The Audit Committee met seven times during 2004. The Audit Committee is governed by a written charter approved by the Board of Directors and amended from time to time. A copy of the current charter is available on Gene Logic’s website (www.genelogic.com).

Compensation Committee

The Compensation Committee makes recommendations with respect to, or approves matters concerning, salaries and incentive compensation of executive officers, evaluates the performance of the Chief Executive Officer, approves certain incentive compensation plans for other employees of the Company, awards stock options under the Company’s stock option plans, reviews the compensation of Directors and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Drs. Gorry (Chairman) and Blake and Mr. Dimmler. Each of the members of the Compensation Committee is independent, as defined by the NASDAQ rules. The Compensation Committee met seven times during 2004. The Compensation Committee is governed by a written charter, a copy of which is available on Gene Logic’s website (www.genelogic.com).

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee makes recommendations to the Board concerning nominations to the Board, including nominations to fill a vacancy (including a vacancy created by an increase in the Board of Directors), monitors developments in the area of, and makes recommendations to the Board from time to time for changes in, corporate governance and evaluates the performance of directors from time to time. The Corporate Governance and Nominating Committee is composed of three non-employee directors: Gorry (Chairman) and Blake and Mr. Dimmler. Each of the members of the Corporate Governance and Nominating Committee is independent, as defined by the NASDAQ rules. The Corporate Governance and Nominating Committee met eight times during 2004. The Corporate Governance and Nominating Committee is governed by a written charter, a copy of which is available on Gene Logic’s website (www.genelogic.com).

The Corporate Governance and Nominating Committee will consider as potential nominees persons recommended by stockholders. Recommendations should be submitted to the Corporate Governance and Nominating Committee in care of the Secretary of Gene Logic, 610 Professional Drive, Gaithersburg, Maryland 20879. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualified the person for consideration, and a statement that the person has agreed to serve if nominated and elected.

The Corporate Governance and Nominating Committee has used an informal process to identify potential candidates for nomination as directors. Candidates for nomination have been recommended by an executive officer or director, and considered by the Corporate Governance and Nominating Committee and the Board of Directors. The Corporate Governance and Nominating Committee has not adopted specific minimum qualifications that it believes must be met by a person it recommends for nomination as a director. In evaluating candidates for nomination, the Committee will consider the factors it believes to be appropriate, which would generally include the candidate’s personal and professional integrity, business judgment, relevant experience and skills, and potential to be an effective director in conjunction with the rest of the Board of Directors in collectively serving the long-term interests of Gene Logic’s stockholders. The Corporate Governance and Nominating Committee has the authority to retain a search firm to assist it in identifying director candidates and engaged such a firm in 2004 to conduct a search for a new, additional, independent Director. As a result of that search, Dr. Douglas was elected by the Board to fill a vacancy on the Board. The Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Committee by a stockholder.

Stockholders who themselves wish to effectively nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Corporate Governance and Nominating Committee for its consideration, are required to comply with the advance notice and other requirements set forth in Gene Logic’s Amended and Restated Bylaws. See also, “Stockholder Proposals” above.

Stockholder Communications with Directors and Attendance at Annual Meeting

To provide the Company’s stockholders with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted the following procedures. Stockholders of the Company may communicate with the directors of the Company individually, with any committee of the Board, or with the entire Board as a group by sending an email to boardofdirectors@genelogic.com. The email, which should specify who is the intended recipient, will be forwarded to such specified recipient. Alternatively, stockholders may also communicate with the directors of the Company by mailing such correspondence to the Company at its corporate headquarters: 610 Professional Drive, Gaithersburg, MD. 20879, Attention: Investor Relations Department.

Directors are encouraged to attend the annual meetings of the stockholders, but the Company does not require attendance by Directors at such meetings. All of the Directors but one (Dr. Gorry) attended last year’s annual meeting.

Code of Ethics

The Board of Directors has adopted a code of ethics, applicable to all directors and to all employees of the Company and its subsidiaries, including the Company’s chief executive officer, chief financial officer, principal accounting officer and controller, and any other senior financial officers. The code of ethics is available on our corporate website (www.genelogic.com). If there are any future amendments to, or waivers from, the provisions of the code of ethics applicable to the Chief Executive Officer, Chief Financial Officer, or any senior financial officer, or to any other persons with respect to whom disclosure of such an amendment or waiver is required by applicable rules and regulations, the disclosure obligations with respect to any such amendment or waiver will be made, to the extent permitted, by posting such information on our website (www.genelogic.com).

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE 1997 NON-EMPLOYEE DIRECTORS’
STOCK OPTION PLAN

In September 1997, the Board adopted, and the stockholders subsequently approved, the Company’s 1997 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”). The Directors’ Plan has been amended and restated and currently provides for issuance of up to 575,000 shares of Common Stock.

As of April 1, 2005, options (net of canceled or expired options) covering an aggregate of 487,500 shares of the Company’s Common Stock had been granted under the Directors’ Plan. Of the total shares authorized, 87,500 shares of Common Stock (plus any shares that might in the future be returned to the Directors’ Plan as a result of termination or expiration of options) remained available for future grant under the Directors’ Plan.

On April 21, 2005, the Board of Directors of the Company approved an amendment to the Directors’ Plan, subject to stockholder approval. Stockholders are requested in this Proposal 2 to approve the amendment to the Directors’ Plan. The amendment increases the total number of shares authorized for issuance under the Directors’ Plan to 900,000. The amendment also changes the definition of “non-employee” director in the Directors’ Plan to allow participation by Directors who also provide consulting services to the Company or an affiliate as long as they are not employees of the Company or an affiliate. As a result of the creation of a non-executive Chairman the Board of Directors in November, 2004 (i.e. a Chairman who is not an employee of the Company), the amendment also establishes new grants for a non-executive Chairman of the Board of 50,000 shares of the Company’s Common Stock less, in the discretion of the Board, any unvested shares under any previous stock option received effective upon election or appointment as a non-employee director. In addition, in the case of the election of Dr. Thompson as the first non-executive Chairman of the Board, the amendment provides for the grant of an option to Dr. Thompson for an additional 10,000 shares of Common Stock in recognition of transitional duties and obligations to be assumed. The amendment also provides for the annual grant of an option for 20,000 shares (rather than 15,000 shares, as for other non-employee directors) to the non-executive Chairman. In addition, the amendment also extends the term of the plan from August 31, 2007 to December 31, 2014. If approved by the stockholders, the changes to the Directors’ Plan would be effective immediately, including as to the grant of options to the Chairman of the Board. Dr. Thompson’s grant would be deemed approved as of its grant date, November 9, 2004, the date of his initial appointment as Chairman. Throughout this proxy statement, the number of options outstanding under the Directors’ Plan as of December 31, 2004 is deemed to include the option granted to Dr. Thompson. A copy of the Directors’ Plan, as amended and restated, is attached as Annex A to this proxy statement.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve this Proposal 2. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not considered “entitled to vote” and are not counted for any purpose in determining whether this proposal has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the Directors’ Plan, as amended under Proposal 2, are outlined below:

General

The Directors’ Plan provides for the automatic grant of nonstatutory stock options. Options granted under the Directors’ Plan are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). See “Federal Income Tax Information” below for a discussion of the tax treatment of nonstatutory stock options.

Purpose

The Board adopted the Directors’ Plan to provide a means by which non-employee directors of the Company may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. Five of the current seven directors of the Company are eligible to participate in the Directors’ Plan.

Administration

The Board administers the Directors’ Plan. The Board has the power to construe and interpret the Directors’ Plan, but not to determine the persons to whom or the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price or the type of consideration or the other terms of the option.

The Board has the power to delegate administration of the Directors’ Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the Directors’ Plan to the Compensation Committee. As used herein with respect to the Directors’ Plan, the “Board” refers to any committee the Board appoints as well as to the Board itself.

Eligibility

The Directors’ Plan provides that options may be granted only to non-employee directors of the Company. A “non-employee director” is defined in the Directors’ Plan as a director of the Company who is not otherwise an employee of the Company or any affiliate.

Stock Subject to the Directors’ Plan

Subject to stockholder approval of this proposal, an aggregate of 900,000 shares of Common Stock will be reserved for issuance under the Directors’ Plan. If options granted under the Directors’ Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such options again become available for issuance under the Directors’ Plan.

Terms of Options

The following is a description of the terms of options under the Directors’ Plan. Individual option grants may not be more restrictive as to the terms described below except as otherwise noted.

Automatic Grants. Each person who is first elected or appointed to the Board as a non-employee director shall automatically be granted an option to purchase 30,000 shares of Common Stock (“Initial Grant”). Each non-employee director who is elected to serve as the Chairman of the Board will receive an option to purchase 50,000 shares of the Corporation’s Common Stock (“Common Stock”) less, in the discretion of the Board, any unvested shares under any previous stock option received effective upon election or appointment as a non-employee director, plus in the case of the first non-employee Chairman an additional 10,000 shares in recognition of transitional duties and obligations to be assumed (“Chairman’s Initial Grant”). Immediately following each annual meeting of stockholders, each person who is then a non-employee director and who has continuously served as a non-employee director for the six-month period prior to the date of the such annual meeting of stockholders, shall automatically be granted an option to purchase 15,000 shares of Common Stock, except that in lieu of such grant, the non-employee Chairman of the Board will be granted an option to purchase 20,000 shares of Common Stock (“Annual Grant”).

Exercise Price; Payment. The exercise price of options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant. At April 1, 2005, the closing price of the Company’s Common Stock as reported on the NASDAQ Stock Market was $3.15 per share.

The exercise price of options granted under the Directors’ Plan must be paid either in cash at the time the option is exercised or (i) by delivery of other Common Stock of the Company held for a period of time required to avoid a charge to the Company’s earnings, or (ii) pursuant to a cashless exercise under Regulation T.

Option Exercise. Options granted under the Directors’ Plan become exercisable as follows: (i) Initial Grants vest in four equal annual installments commencing on the one-year anniversary of the date of grant, (ii) the Chairman’s Initial Grant vests in three equal annual installments commencing on the one-year anniversary of the date of grant and (iii) Annual Grants vest 100% on the one-year anniversary of the date of grant during the optionholder’s service as a director of the Company and/or during any subsequent employment by and/or service as a consultant to the Company or an affiliate (collectively, “service”). The Board does not have the power to accelerate the time during which an option may vest or be exercised. Options granted under the Directors’ Plan do not permit exercise prior to vesting.

Term. The term of options under the Directors’ Plan is 10 years. Options under the Directors’ Plan terminate on the earlier of the date the option expires or 12 months after termination of the optionholder’s service unless the optionholder dies before the optionholder’s service has terminated in which case the option will terminate on the earlier of the date it expires or 18 months following the date of the optionholder’s death. Such option may be exercised by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution. An optionholder may designate a beneficiary who may exercise the option following the optionholder’s death. The option term is not extended in the event that exercise of the option within these periods is prohibited.

Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors’ Plan as determined by the Board.

Restrictions on Transfer

Except as specifically provided in the option agreement, the optionholder may not transfer an option otherwise than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order. During the lifetime of the optionholder, an option may be exercised only by the optionholder (or by his guardian or legal representative) or transferee pursuant to a domestic relations order satisfying the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Adjustment Provisions

Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transactions not involving the receipt of consideration by the Company, may result in changes to the stock subject to the Directors’ Plan and outstanding options. In that event, the Directors’ Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the Directors’ Plan, and outstanding options will be adjusted as to the class, number of shares and price per share of Common Stock subject to such options.

Effect of Certain Corporate Events

The Directors’ Plan provides that, in the event of a dissolution or liquidation of the Company, sale of substantially all of the assets of the Company, sale of shares representing at least 50% of the voting power of the Company’s securities, or specified types of merger or other corporate reorganization, the vesting and the time during which such options may be exercised will be accelerated prior to such event and the options terminated if not exercised after such acceleration and at or prior to such event. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

The Board may suspend or terminate the Directors’ Plan without stockholder approval or ratification at any time. Unless sooner terminated, the Directors’ Plan will terminate on December 31, 2014.

The Board may also amend the Directors’ Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy any NASDAQ or securities exchange listing requirements.

Federal Income Tax Information

The following is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the rights granted under the Directors’ Plan. The summary does not purport to be complete and does not discuss the income tax laws of any state or foreign country where a participant may reside.

The options under the Directors Plan are non-statutory stock options (“NSOs”). There are no tax consequences to the participant or the Company by reason of the grant of an NSO. Upon acquisition of the stock following exercise of the NSO, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. The Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant, provided federal income tax information reporting requirements are met.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 15% while the maximum ordinary income rate and short-term capital gains rate is effectively 35% in 2005.

Plan Benefits

The following table presents certain information with respect to options granted under the Directors’ Plan during the year ended December 31, 2004 to all non-employee directors as a group.

PLAN BENEFITS

Directors’ Plan

Name and Position	Number of Shares Underlying Options Granted*
All non-employee directors as a group	150,000	**

*	The dollar value of these options cannot be determined because they depend on the market value of the underlying shares of Common Stock on the date of exercise.

**	Includes an option for 60,000 shares issued to Dr. Thompson in connection with his appointment as Chairman of the Board, which is still subject to stockholder approval.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth certain information with respect to the Company’s Common Stock which is authorized for issuance under the Company’s equity compensation plans as of December 31, 2004.

Plan Category	(a) Number of securities issued or to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Stock option plans approved by stockholders	5,702,138	$7.03	1,881,068
Employee Stock Purchase Plan approved by stockholders	739,208	$—	510,792

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has re-appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s Amended and Restated Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not considered “entitled to vote” and are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of April 1, 2005 by: (i) each director and nominee for director; (ii) each of the executive officers; (iii) all of the Company’s executive officers and directors as a group; and (iv) all those known by Gene Logic to be beneficial owners of more than five percent of the Company’s Common Stock.

	Beneficial Ownership (1)
Name and Address	Number of Shares	Percent of Total
Brown Capital Management, Inc. (2)	3,299,440	10.4%
Royce & Associates, LLC (3)	2,851,500	9.0
Dimensional Fund Advisors Inc. (4)	2,586,426	8.1
Mark D. Gessler (5) (6)	829,378	2.6
Michael J. Brennan, M.D., Ph.D. (5) (6)	701,343	2.2
Philip L. Rohrer, Jr. (6)	370,891	1.2
Y. Douglas Dolginow, M.D. (6)	245,012	*
G. Anthony Gorry, Ph.D. (5) (6)	142,000	*
Jules Blake, Ph.D. (6)	107,000	*
Charles L. Dimmler, III (6)	98,900	*
F. Dudley Staples, Jr. (6)	61,541	*
J. Stark Thompson, Ph.D. (6)	33,200	*
Frank L. Douglas, M.D., Ph.D. (6)	22,000	*
Joanne M. Smith-Farrell, Ph.D. (6)	10,468	*
Robert R. Proulx (6) (7)	4,064	*
All Directors and Executive Officers as a group (15 persons) (6)	2,656,813	7.9

*	Represents beneficial ownership of less than 1%.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 31,739,454 shares of Common Stock outstanding as of April 1, 2005.

(2)	Based on a Schedule 13G/A filed with the SEC on February 9, 2005, Brown Capital Management, Inc. has sole voting power with respect to 941,540 shares and sole dispositive power with respect to 3,299,440 shares. Its address is 1201 N. Calvert Street, Baltimore, Maryland 21202.

(3)	Based on a Schedule 13G/A filed with the SEC on January 28, 2005, Royce & Associates, LLC has sole voting power and sole dispositive power with respect to all of the shares. Its address is 1414 Avenue of the Americas, New York, New York 10019.

(4)	Based on a Schedule 13G/A filed with the SEC on February 9, 2005, Dimensional Fund Advisors Inc. has sole voting power and sole dispositive power with respect to all of the shares. Its address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(5)	Includes 75,000 shares held of record by the Brennan Family Limited Partnership, 25,000 shares held of record by the Gessler Family Limited Partnership and 7,000 shares held of record by an individual retirement account for the benefit of Dr. Gorry.

(6)	Includes shares subject to options which, for the individuals shown, are exercisable within 60 days of April 1, 2005 as follows: Mr. Gessler — 638,457 shares; Dr. Brennan — 356,692 shares; Mr. Rohrer — 359,041 shares; Dr. Dolginow — 205,667 shares; Dr. Gorry — 135,000 shares; Dr. Blake — 102,500 Mr. Dimmler — 80,000 shares; shares; Mr. Staples — 58,541 shares; Dr. Thompson — 30,000 shares; Dr. Smith-Farrell — 10,468 shares; Dr. Douglas — 0 shares; and all directors and executive officers as a group — 2,006,782 shares.

(7)	Mr. Proulx is no longer employed by Gene Logic, effective December 9, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers (as such term is defined below under “Executive Compensation—Compensation of Executive Officers — Summary Compensation Table”), and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Gene Logic Inc. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, in 2004, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all reports required by Section 16(a) with respect to the Company’s officers, directors and beneficial owners of greater than ten percent of the Company’s stock were filed timely, except that three reports on Form 4 were not timely filed by Mr. Dimmler with respect to a total of three stock transfers.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

Effective January 1, 2005, each non-employee director other than the Chairman of the Board receives an annual retainer of $25,000 and the non-executive Chairman receives an annual retainer of $50,000. Each non-employee director (including the Chairman of the Board) also receives a fee of $1,500 per Board meeting attended, whether in person or by telephone, and $1,000 per committee meeting not held in conjunction with a full Board meeting, whether in person or by telephone. The chairman of each of the Audit and Compensation Committees receives an additional $10,000 per year for serving as a chairman of these committees and the chairman of the Corporate Governance and Nominating Committee receives an additional $5,000 per year. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with Board meeting attendance.

Each non-employee director also receives automatic stock option grants under the 1997 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”). Only non-employee directors or an affiliate of such directors (as defined in the Code) are eligible to receive options under the Directors’ Plan. Options granted under the Directors’ Plan are not intended by the Company to qualify as incentive stock options under the Code. In accordance with the Directors’ Plan, in June 2004, the Company granted options for 15,000 shares to each of four non-employee directors (Drs. Gorry, Blake and Thompson and Mr. Dimmler), at an exercise price per share of $3.87, the fair market value on the date of grant. In November 2004, upon his appointment as a Director, the Company granted an option for 30,000 shares to Dr. Douglas at an exercise price per share of $3.40. In November 2004, subject to stockholder approval of Proposal 2 at the Annual Meeting, the Company granted an option for 60,000 shares to Dr. Thompson, in connection with his election as Chairman of the Board of Directors, at an exercise price per share of $3.36.

The current non-employee directors of the Company are Drs. Gorry, Blake, Thompson and Douglas and Mr. Dimmler.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The following table shows for the years ended December 31, 2004, 2003 and 2002, compensation paid to the Company’s Chief Executive Officer, the Company’s four other most highly compensated executive officers whose combined salary and bonus exceeded $100,000 at December 31, 2004, and one additional executive officer who, but for the fact he was no longer serving as an executive officer at such date, would have been included in the table (the “Executive Officers”).

	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)(1)		Securities Underlying Options (#)
Mark D. Gessler	2004	400,000	—		—		50,000
Chief Executive Officer and President	2003	400,000	197,381		—		431,000	(2)
	2002	400,000	208,872		—		—

Philip L. Rohrer, Jr.	2004	260,000	26,000		—		37,500
Chief Financial Officer	2003	260,000	89,719		—		221,000	(2)
	2002	260,000	194,942	(3)	—		—

Y. Douglas Dolginow, M.D.	2004	275,000	27,500		—		37,500
Executive Vice President, Pharmacogenomics	2003	273,989	84,731		—		88,000	(2)
	2002	273,989	85,737		—		—

Robert R. Proulx	2004	188,718	12,000		39,336	(5)	37,500
Senior Vice President, Marketing and Sales (5)	2003	99,359	—		—		50,000
	2002	—	—		—		—

F. Dudley Staples, Jr.	2004	240,000	12,000		—		25,000
Senior Vice President, Secretary and	2003	205,000	35,888		—		—
General Counsel (4)	2002	121,160	18,059		—		65,000

Joanne M. Smith-Farrell, Ph.D.	2004	158,334	3,900		—		35,000
Vice President, Corporate Development	2003	15,385	—		—		7,500
and Strategy (6)	2002	—	—		—		—

(1)	As permitted by rules promulgated by the SEC, no amounts are shown for any “perquisites,” where such amounts do not exceed the lesser of 10% of salary plus bonus or $50,000.

(2)	Includes options for 440,000 shares granted in exchange for options surrendered in connection with the stock option tender offer during 2003.

(3)	In 2002, includes a supplemental bonus for outstanding performance.

(4)	Mr. Staples joined Gene Logic in May 2002.

(5)	Mr. Proulx is no longer employed by Gene Logic, effective December 9, 2004. The Other Annual Compensation comprises severance and accrued vacation payments made to Mr. Proulx in connection with his resignation and in accordance with Mr. Proulx’s employment agreement. See “Employment Agreements and Termination of Employment Agreements”.

(6)	Dr. Smith-Farrell joined Gene Logic in November 2003 and was appointed Vice President, Corporate Development and Strategy in October 2004.

STOCK OPTION GRANTS AND EXERCISES

The following tables show, for the year ended December 31, 2004, certain information regarding options granted to and exercised by the executive officers:

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in 2004 (1)	Exercise or Base Price per Share (2)	Expiration Date	5% ($)	10% ($)
Mark D. Gessler	50,000	2.7	3.87	06/02/14	121,691	308,389
Philip L. Rohrer, Jr.	37,500	2.0	3.87	06/02/14	91,268	231,292
Y. Douglas Dolginow, M.D.	37,500	2.0	3.87	06/02/14	91,268	231,292
Robert R. Proulx	37,500	2.0	3.87	06/02/14	91,268	231,292
F. Dudley Staples, Jr.	25,000	1.4	3.87	06/02/14	60,846	154,195
Joanne M. Smith-Farrell, Ph.D.	5,000	0.3	3.87	06/02/14	12,169	30,839
	30,000	1.6	3.50	10/20/14	66,034	167,343

(1)	Calculated based on options to purchase 1,838,623 shares of Common Stock granted to employees in 2004, including the executive officers.

(2)	The exercise price is equal to the fair market value of the Company’s Common Stock on the date of grant. All of the above options are subject to the terms of the Company’s 1997 Equity Incentive Plan, as amended, and are exercisable only as they vest.

(3)	The potential realizable value is calculated based on the term of the option at its time of grant (10 years except as noted below) and the fair market value per share of the Company’s Common Stock as of the date of grant. The potential realizable value is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually. The total appreciation of the options over a 10-year term, at 5% and 10%, is 63% and 159%, respectively, and does not reflect the Company’s estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company’s Common Stock.

AGGREGATED OPTION EXERCISES IN 2004
AND 2004 YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at 2004 Year-End (#)		Value of Unexercised In-The-Money Options at 2004 Year-End ($)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Mark D. Gessler	—	—	591,582	79,167	46,904	—
Philip L. Rohrer, Jr.	—	—	325,187	57,813	—	—
Y. Douglas Dolginow, M.D.	—	—	197,854	26,563	—	—
Robert R. Proulx	—	—	27,083	—	—	—
F. Dudley Staples, Jr.	—	—	46,561	43,439	—	—
Joanne M. Smith-Farrell, Ph.D.	—	—	5,520	36,980	—	—

(1)	Based on the fair market value per share of the Company’s Common Stock at the date of exercise (based on the closing sales price reported on the NASDAQ Stock Market for the date of exercise), less the exercise price.

(2)	Based on the fair market value per share of the Company’s Common Stock of $3.68 at December 31, 2004, less the exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

Messrs. Gessler, Rohrer and Staples and Drs. Dolginow and Smith-Farrell each has an employment agreement with the Company, subject to automatic renewal after the initial term for successive one-year periods unless terminated. The agreements provide for payment of salary and annual bonuses. In the event of termination of an agreement by Gene Logic without cause (other than in connection with a change of control), Messrs. Gessler, Rohrer and Staples and Dr. Smith-Farrell would each receive severance pay in an amount equal to 50% of his/her respective annual salary as then in effect. Dr. Dolginow would receive severance pay in the amount of one-half of his annual salary and bonus then in effect or an amount in accordance with a Company-wide severance plan then applicable to Senior Vice Presidents, whichever is greater.

The Company had an employment agreement with Mr. Proulx, which included severance terms that became effective in connection with his resignation in December 2004. In accordance with the terms of that agreement, Mr. Proulx will continue to receive his salary through August 2005; the Company also paid him for accrued vacation as of his resignation date, agreed to continue his health benefits through August 2005 and provided him with outplacement services.

In furtherance of the stated goals of attracting and retaining executive officers and other key employees who contribute to the Company’s long-term success, the Company has an Executive Severance Plan (the “Retention Plan”). The purpose of the Retention Plan is to encourage eligible executives to continue as the Company’s employees in the event of a change of control. The Retention Plan also provides for severance benefits to those employees if their employment with Gene Logic is terminated, under certain circumstances, shortly before or after the change of control.

The Retention Plan provides the following benefits upon a change in control for, among others, Messrs. Gessler, Rohrer and Staples and Dr. Dolginow.

(a)	immediate vesting of any unvested stock options;

(b)	in the event of involuntary termination without cause or constructive termination within 13 months following or three months preceding the change of control,

(i)	payment of 12 months salary and the maximum bonus for which such employee is eligible upon achievement of 100% of target,

(ii)	payment of outplacement services, and

(iii)	continued payment of group health care costs for up to 12 months for the employee and dependents enrolled in the health plan at termination;

(c)	in the event of death or disability within 13 months following the change of control,

(i)	payment of six months salary and the maximum bonus for which such employee is eligible upon achievement of 100% of target, and

(ii)	continued payment of group health care costs for up to six months for the employee and dependents enrolled in the health plan at termination.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION (1)

The Compensation Committee of the Board of Directors (the “Compensation Committee”) for 2004 was composed of Drs. Gorry (Chairman commencing in November 2004), Blake, and Dr. Thompson (Chairman until November, 2004), and Mr. Dimmler, none of whom is an officer or employee of the Company. The Compensation Committee is responsible for setting and administering the Company’s policies governing employee compensation and administering the Company’s equity incentive plans, as well as determining all compensation matters concerning the Company’s executive officers.

COMPENSATION PHILOSOPHY

The compensation policies adopted by the Compensation Committee are designed to (i) align compensation with business objectives and performance; (ii) attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company; and (iii) motivate the Company’s executive officers and other key employees to enhance long-term stockholder value. Key elements of this philosophy are:

•	Competitive Marketplace: The Company’s salaries must be competitive with comparable biotechnology companies with which the Company competes for highly qualified and experienced executives. The Compensation Committee relies on its members’ experience in working with other comparable companies and published compensation surveys reflecting compensation data for biotechnology companies to ensure executive salaries are competitive. The Compensation Committee’s objective is to set executive compensation within a range which the Compensation Committee believes is comparable to the range of compensation set by companies of similar size in the biotechnology industry. The group of comparable companies is not necessarily the same as the companies included in the market indices included in the “Performance Graph” in this Proxy Statement.

•	Performance: The Company’s cash incentive compensation program for executive officers and other key employees are designed to provide motivation to achieve specific operating goals and to generate rewards that are tied to individual performance and the overall performance of the Company.

•	Stock Ownership: The Company provides equity-based incentives for executives and other key employees to ensure that they are motivated over the long term to respond to the Company’s business challenges and opportunities as stockholders, as well as employees.

The Compensation Committee regularly reviews the Company’s compensation structure and policies to assure alignment with the Company’s strategic priorities and consults with management regarding design changes to the Company’s compensation programs.

COMPONENTS OF COMPENSATION

The primary components of executive compensation are base salary, cash incentives and long-term equity incentives. Each year, the Compensation Committee reviews the criteria upon which all aspects of employee compensation are based.

Base Salary.    The 2004 base salaries for executive officers are shown in the “Salary” column of the Summary Compensation Table. Salaries for executive officers are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Increases in salary are based on subjective evaluations of such factors as the individual’s level of responsibility, performance and levels of pay competitive with comparable biotechnology companies. Base salaries for executive officers, other than the Chief Executive Officer, also are based on the recommendation of the Chief Executive Officer.

Annual Incentive Compensation.    The Company provides annual incentive cash awards to executive officers determined as a percentage of each executive officer’s base salary. The Compensation Committee determines the performance measures and other terms and conditions of awards for executive officers and other key employees. For 2004, the amount of incentive compensation potentially payable to each executive officer at 100% of target, ranged from 20% to 65% of base salary. At the beginning of 2004, the Compensation Committee established targets for company-wide revenue and net loss, as well as the floor in each category at which no incentive compensation would be paid, based on the recommendation of the Chief Executive Officer and the Compensation Committee’s independent review of the Company’s budget and operating plans for that period. Under the Gene Logic Incentive Compensation Plan for 2004, 60% of the incentive compensation plan was based on achieving the revenue target and 40% was based on achieving the net loss target. The Compensation Committee also reserved the right to exclude the effects of extraordinary items (such as acquisitions) in determining performance. The Incentive Compensation Plan for 2004 also permitted the Compensation Committee to make a mid-year progress payout based on the outlook as of the end of the first half of the year for year-end performance. At the end of the first half of 2004, the Compensation Committee approved a mid-year payout of 20% of the target award, based on the anticipated net loss for the year. At the end of the year, after reviewing financial results, the Compensation Committee did not approve any further incentive compensation payouts. The incentive compensation paid to each executive officer under the Incentive Compensation Plan for 2004 is set forth in the “Bonus” column of the “Summary Compensation Table” above.

Long-Term Incentive Compensation.    The Company grants stock options under its 1997 Equity Incentive Plan (the “Incentive Plan”). Stock options are designed to help assure that the interests of executives are closely aligned with the long-term interests of stockholders. Options are intended to provide a continuing financial incentive to maximize long-term value to stockholders and to help make the executive’s total compensation opportunity competitive. Stock option awards for executive officers are individually determined at levels which are designed to attract and retain qualified executives and to provide aggregate compensation at competitive levels. The level of individual option grants is determined based in part on competitive practices at comparable companies, on the number of shares subject to options previously granted to each executive officer, including the number of shares that have vested and that remain unvested, the exercise price of existing grants, and the potential reward to the officer of existing and new options if the stock price appreciates in the public market. For additional information regarding option awards, see the compensation tables preceding this report.

In June 2004, the Compensation Committee approved and the Board granted options for shares to certain key employees, including the executive officers. These options vest in equal installments over a 24-month period. In making these grants, the Compensation Committee considered, among other things, the history and timing of the Company’s option grants, the desirability of returning to a periodic option grant program and the need to provide long-term performance incentives for key employees.

Retention Plan.    In furtherance of the stated goals of attracting and retaining executive officers and other key employees who contribute to the long-term success of the Company, the Company has a Retention Plan. The purpose of the Retention Plan is to encourage eligible executives to continue to focus on the interests of the stockholders in connection with any proposed change of control of the Company without being concerned about the continuation of their employment in the event of a change of control of the Company. The Retention Plan also provides for severance benefits to those executives if their employment with the Company is terminated, under certain circumstances, within three months before or thirteen months after the change of control of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when evaluating the performance of the Company’s executive officers, including the Chief Executive Officer. The Chief Executive Officer’s compensation is largely based upon the same policies and criteria as for other executive officers.

Mr. Gessler’s base salary as Chief Executive Officer in 2004 was $400,000. His base salary has remained unchanged since 2001. Additionally, the Compensation Committee established that Mr. Gessler’s potential incentive compensation for 2004 at 100% of target was $260,000, but Mr. Gessler did not receive any incentive compensation in 2004. However, in connection with the grant of options to key employees of the Company, as noted above, Mr. Gessler was granted additional options exercisable for 50,000 shares of stock for the reasons stated above under “Long-Term Incentive Compensation.” In determining the Chief Executive Officer’s total compensation for 2004, the Committee considered, among others, the following criteria and factors:

•	The Chief Executive Officer’s existing compensation arrangement;

•	His individual performance during 2004;

•	The Company’s performance relative to its peers;

•	Mr. Gessler’s level of experience; and

•	Mr. Gessler’s recommendation that his salary not be increased.

COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

Currently, all compensation paid to the Company’s executive officers is deductible for federal income tax purposes. As a result, the Compensation Committee has not yet needed to establish a policy for determining which forms of incentive compensation awarded to its executive officers shall be designed to qualify as “performance-based compensation.” However, pursuant to Section 162(m), the Incentive Plan permits compensation from options granted thereunder at no less than 100% of fair market value to be excluded from the Section 162(m) limitations.

CONCLUSION

Through the programs described above, a significant portion of the Company’s compensation program and the compensation of the Company’s Chief Executive Officer are contingent on Company performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company’s business may result in highly variable compensation for a particular time period.

COMPENSATION COMMITTEE

G. Anthony Gorry, Ph.D. (Chairman)
Jules Blake, Ph.D.
Charles L. Dimmler III

COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of G. Anthony Gorry, Ph.D. (Chairman), Jules Blake, Ph.D and Charles L. Dimmler III. No member of the Compensation Committee has ever served as an officer or employee of the Company or any of its subsidiaries. None of the Company’s executive officers serves as a member of the compensation committee of any other entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (1)

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent registered public accounting firm and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s management and its independent registered public accounting firm.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements included in the 2004 Annual Report on Form 10-K. The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 “Communications with Audit Committees” (“SAS 61”), as amended by Statement of Accounting Standards No. 90 (Communication with Audit Committee). SAS 61 requires the independent registered public accounting firm to provide the Audit Committee with additional information regarding the scope and results of its audit of the Company’s financial statements, including with respect to (i) its responsibility under generally accepted auditing standards; (ii) adoption of or changes in significant accounting policies; (iii) management judgments and estimates; (iv) any significant audit adjustments; (v) any disagreements with management; and (vi) any difficulties encountered in performing the audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audit. The Audit Committee has received from Ernst & Young LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Ernst & Young LLP and the Company. Ernst & Young LLP has discussed its independence with the Audit Committee. Based on the review and discussions described above with respect to the Company’s audited consolidated financial statements included in the Company’s 2004 Annual Report on Form 10-K, the Audit Committee has recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Charles L. Dimmler III (Chairman)
Jules Blake, Ph.D.
G. Anthony Gorry, Ph.D.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following is a summary of the fees billed to the Company by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2004 and December 31, 2003:

Fee Category	2004 Fees	2003 Fees
Audit Fees	$472,400	$320,241
Audit-Related Fees	—	57,040
Tax Fees	68,500	41,191
All Other Fees	—	—
Total Fees	$540,900	$418,472

Audit Fees.    These consist of fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements included in the Annual Report on Form 10-K, review of the interim consolidated financial statements included in the Quarterly Reports on Form 10-Q for the respective fiscal years, irrespective of the period in which the related services are rendered or billed and services provided by Ernst & Young LLP in connection with regulatory filings, including accounting and financial work related to the proper application of financial accounting and/or reporting standards.

Audit-Related Fees.    These consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include consultations related to internal control and compliance procedures, due diligence related to mergers and acquisitions and consultations concerning financial accounting and reporting standards.

Tax Fees. These consist of fees billed for professional services for tax compliance, tax advice and tax planning.

All Other Fees.    These consist of fees billed for professional services for services not captured in the other categories listed above.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT SERVICES AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee’s policy is to pre-approve all audit and permissible audit related and non-audit services performed by the Company’s independent registered public accounting firm. Prior to engagement of the firm for the next year’s audit, the firm provides to the Audit Committee the scope of the proposed audit and proposed related fees for services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. The Audit Committee is also informed routinely as to the services actually provided by the firm pursuant to this pre-approval process. The Audit Committee’s prior approval must be obtained before the scope or cost of pre-approved services is increased and for additional permissible non-audit services for which a need arises during the course of the year.

In determining whether to pre-approve any given services, the Audit Committee considers whether such services are consistent with the continued independence of the independent registered public accounting firm under the SEC’s rules, whether the firm is best positioned to provide the most effective and efficient service, and whether the performance of the service by the firm might enhance the Company’s ability to manage or control risk or improve audit quality.

The Audit Committee has delegated to its Chairman authority between meetings to pre-approve permitted services to be provided by the independent registered public accounting firm. The Chairman must report any decisions to the Audit Committee at the next scheduled meeting.

PERFORMANCE GRAPH (1)

As part of the proxy statement disclosure requirements mandated by the SEC, the Company is required to provide a comparison of the cumulative total stockholder return on its Common Stock with that of a broad equity market index and either a published industry index or a company-constructed peer group index. The following graph compares the performance of the Company’s Common Stock for the periods indicated with the performance of the NASDAQ Stock Market (U.S.) Index and the NASDAQ Biotechnology Index. The comparison assumes $100 was invested on December 31, 1999 in the Company’s Common Stock and in each of the foregoing indices and assumes the reinvestment of all dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG GENE LOGIC INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE
NASDAQ BIOTECHNOLOGY INDEX

	Cumulative Total Return ($)
	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Gene Logic Inc.	100	69	71	24	20	14
NASDAQ Stock Market (U.S.)	100	60	46	26	38	41
NASDAQ Biotechnology	100	154	124	69	97	101

CERTAIN TRANSACTIONS

The Company has entered into indemnity agreements with certain officers and all directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses (including attorney fees), witness fees, damages, judgments, fines and settlements he may be required to pay in actions or proceedings to which he is or may be made a party by reason of his position as a director, officer or other agent of ours, and otherwise to the full extent permitted under Delaware law and the Company’s Amended and Restated Bylaws.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

GENE LOGIC INC.

Gaithersburg, Maryland
April 28, 2005

A copy of the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2004 is available without charge upon written request to: Corporate Communications, Gene Logic Inc., 610 Professional Drive, Gaithersburg, Maryland 20879 or is available from the Company’s website (www.genelogic.com).

(1)	This section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

ANNEX A

1997 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

As Amended and Restated

GENE LOGIC INC.
1997 Non-employee Directors’ Stock Option Plan

Adopted on September 29, 1997
Approved by Stockholders on November 11, 1997
Corrected by the Board of Directors September 9, 1998
Amended by the Board of Directors March 19, 1999
Amendment Approved by Stockholders June 8, 1999
Amended by the Board of Directors March 21, 2002
Amendment Approved by Stockholders June 6, 2002
Amended by the Board of Directors April 21, 2005

1.	PURPOSE

(a)  The purpose of the 1997 Non-Employee Directors’ Stock Option Plan (the “Plan”) is to provide a means by which each director of Gene Logic inc. (the “Company”) who is not otherwise at the time of grant an employee of the Company or of any Affiliate of the Company (each such person being hereafter referred to as a “Non-Employee Director”) will be given an opportunity to purchase stock of the Company.

(b)  The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

(c)   The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.	ADMINISTRATION.

(a)  The Plan shall be administered by the Board of Directors of the Company (the “Board”) unless and until the Board delegates administration to a committee, as provided in subparagraph 2(b).

(b)  The Board may delegate administration of the Plan to a committee composed of two (2) or more members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.	SHARES SUBJECT TO THE PLAN.

(a)  Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate Nine Hundred Thousand (900,000) shares of the Company’s common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

(b)  The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.	ELIGIBILITY.

Options shall be granted only to Non-Employee Directors of the Company.

5.	NON-DISCRETIONARY GRANTS.

(a)  Each person who is first elected or appointed to the Board as a Non-Employee Director after the Adoption Date shall automatically be granted, on the date of such initial election or appointment, an option to purchase thirty thousand (30,000) shares of common stock of the Company on the terms and conditions set forth herein (hereinafter, an “Initial Grant”). Effective as of the date of initial election or appointment of a Non-Employee Director as the Chairman of the Board (“Non-Employee COB”), the Non-Employee COB shall automatically be granted, on the date of such election or appointment, an option to purchase fifty thousand (50,000) shares of the common stock of the Company less, in the discretion of the Board, any unvested shares under any previous stock option received effective upon election or appointment as a Non-Employee Director under the preceding sentence, plus in the case of the first Non-Employee COB of the Company an additional ten thousand (10,000) shares of Company common stock in recognition of transitional duties and obligations to be assumed (an “Initial COB Grant”). A person who is simultaneously elected or appointed to the Board as a Non-Employee Director and as Chairman of the Board shall receive only the Initial COB Grant and not the Initial Grant.

(b)  Immediately following each annual meeting of stockholders, each person who is then a Non-Employee Director and who has continuously served as a Non-Employee Director for the six (6)-month period prior to the date of the such annual meeting of stockholders, shall automatically be granted, an option to purchase fifteen thousand (15,000) shares of common stock of the Company on the terms and conditions set forth herein (hereinafter, an “Annual Grant”). In the case of a Non-Employee COB, instead of the Annual Grant provided in the preceding sentence, immediately following each annual meeting of stockholders, the Non-Employee COB shall automatically be granted (regardless of whether the Non-Employee COB has served as a Non-Employee Director for the six (6) month period prior to the date of such annual meeting of stockholders) an option to purchase twenty thousand (20,000) shares of common stock of the Company which shall be subject to the same terms and conditions set forth herein as the Annual Grant provided in the preceding sentence.

6.	OPTION PROVISIONS

Each option shall be subject to the following terms and conditions:

(a)  The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date (“Expiration Date”) ten (10) years from the date of grant. If the optionee’s service as a Non-Employee Director or employee of or consultant to the Company or any Affiliate terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date twelve (12) months following the date of termination of all such service; provided, however, that if such termination of service is due to the optionee’s death, the option shall terminate on the earlier of the Expiration Date or eighteen (18) months following the date of the optionee’s death. In any and all circumstances, an option may be exercised following termination of the optionee’s service as a Non-Employee Director or employee of or consultant to the Company or any Affiliate only as to that number of shares as to which it was exercisable as of the date of termination of all such service under the provisions of subparagraph 6(e). In no event will the options granted to a Non-Employee COB under section 5 terminate if service as a Non-Employee COB ceases, but service as a Non-Employee Director or employee of or consultant to the Company or an Affiliate continues.

(b)  The exercise price of each option shall be equal to one hundred percent (100%) of the Fair Market Value of the stock (as such term is defined in subsection 9(e) of this Plan) subject to such option on the date such option is granted.

(c)  The optionee may elect to make payment of the exercise price under one of the following alternatives:

(i)  In cash (or check) at the time of exercise;

(ii)  Provided that at the time of the exercise the Company’s common stock is publicly traded and quoted regularly in The Wall Street Journal, payment by delivery of shares of common stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company’s reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which common stock shall be valued at its Fair Market Value on the date immediately preceding the date of exercise;

(iii)  Pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of shares of the Company’s common stock or pursuant to the terms of irrevocable instructions issued by the optionee prior to the issuance of shares of the Company’s common stock; or

(iv)  Payment by a combination of the methods of payment specified in subparagraph 6(c)(i) through 6(c)(iii) above.

(d)  An option shall be transferable only to the extent specifically provided in the option agreement; provided, however, that if the option agreement does not specifically provide for the transferability of an option, then the option shall not be transferable except by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall be exercisable during the lifetime of the person to whom the option is granted only by such person (or by his guardian or legal representative) or transferee pursuant to such an order. Notwithstanding the foregoing, the optionee may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

(e)  (i)    An Initial Grant shall become exercisable in four (4) equal annual installments measured from the date of grant, commencing on the one (1)-year anniversary of the date of grant of the option, (ii) an Initial COB Grant shall become exercisable in three (3) equal annual installments measured from the date of grant, commencing on the one (1)-year anniversary of the date of grant of the option, and (iii) an Annual Grant shall become exercisable one (1) year from the date of grant, provided that, with respect to any grant under the Plan, the optionee has, during the entire period prior to such vesting installment date, continuously served as a Non-Employee Director or employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

(f)  The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionee’s knowledge and experience in financial and business matters; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person’s own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise of the option has been registered under a then currently-effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require any optionee to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities laws as a condition of granting an option to the optionee or permitting the optionee to exercise the option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(g)  Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

7.	COVENANTS OF THE COMPANY.

(a)   During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

(b)  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided however, that this undertaking shall not require the Company to register under the Securities Act either the

Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

8.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9.	MISCELLANEOUS.

(a)  Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

(b)  Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate in any capacity or shall affect any right of the Company, its Board or stockholders or any Affiliate, to remove any Non-Employee Director pursuant to the Company’s Bylaws and the provisions of Delaware General Corporations Law.

(c)  No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him pursuant to an option granted to him.

(d)  In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company’s obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to ensure that the amount of any federal, state or local withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

(e)  As used in this Plan, “Fair Market Value” means, as of any date, the value of the common stock of the Company determined as follows:

(i)  If the common stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(ii)   In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

10.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a)  If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b)  In the event of: (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then to the extent not prohibited by applicable law, the time during which options outstanding under the Plan may be exercised, and the vesting of such options, shall be accelerated prior to such event and the options terminated if not exercised after such acceleration and at or prior to such event.

11.	AMENDMENT OF THE PLAN.

(a)  The Board at any time, and from time to time, may amend the Plan and/or some or all outstanding options granted under the Plan. However, except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act or any Nasdaq or securities exchange listing requirements.

(b)  Rights and obligations under any option granted before any amendment of the Plan shall not be impaired by such amendment unless (i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

12.	TERMINATION OR SUSPENSION OF THE PLAN.

(a)  The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 31, 2014. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)  Rights and obligations under any option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

(c)  The Plan shall terminate upon the occurrence of any of the events described in Section 10(b) above.

13.	EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE.

(a)  The Plan shall become effective upon adoption by the Board (the “Adoption Date”).

(b)  No option granted under the Plan shall be exercised or become exercisable unless and until the Plan is approved by the stockholders of the Company.

Please mark your votes as indicated in this example. [ X ]	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.
				FOR	AGAINST	ABSTAIN
Proposal 1: To elect three directors to hold office until the 2008 Annual Meeting of Stockholders.
Proposal 2: To approve an Amended and Restated 1997 Non-Employee Directors’ Stock Option Plan, including to increase the aggregate number of shares of common stock authorized for issuance under such plan by 325,000 shares, to provide for specific option grants to the non-executive Chairman of the Board of Directors and to extend the term of the plan.
				☐	☐	☐
	FOR all nominees listed below (except as marked to the contrary below).	WITHHOLD AUTHORITY to vote for all nominees listed below.
Nominees:			MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.
(01) Frank L. Douglas, M.D., Ph.D. (02) Mark D. Gessler; and (03) J. Stark Thompson, Ph.D.	☐	☐		FOR	AGAINST	ABSTAIN
			Proposal 3: To ratify selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005.	☐	☐	☐

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)’ NAME(S) OR NUMBER(S) BELOW.			PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature	Signature	Date
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

▲  FOLD AND DETACH HERE  ▲

Vote by Telephone or Mail
24 Hours a Day, 7 Days a Week

Telephone voting is available through 11 PM Eastern Time
the day prior to annual meeting day.

Your Telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by telephone,
you do NOT need to mail back your proxy card.

GENE LOGIC INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2005

     The undersigned hereby appoints Mark D. Gessler and Philip L. Rohrer, Jr., and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of GENE LOGIC INC. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of GENE LOGIC INC. to be held at the Company’s offices located at 708 Quince Orchard Road, Gaithersburg, Maryland 20878, on Thursday, June 2, 2005 at 3:00 p.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED ON THE OTHER SIDE.

(CONTINUED AND TO BE SIGNED ON OTHER SIDE.)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲